FOR IMMEDIATE RELEASE
TechniScan Announces Hiring of New CFO
– Steven K. Passey, former CAO at Mrs. Fields now in charge of financial operations –

SALT LAKE CITY, Utah, November 11, 2009 – TechniScan, Inc. (OTC BB: TSNI) (“TechniScan” or the “Company”), a medical device company engaged in the development and commercialization of an automated breast ultrasound imaging system, today announced that Steven K. Passey, CPA, has joined the Company as its new Chief Financial Officer. TechniScan, which recently became a publicly-traded company, conducted an extensive search of qualified candidates and found Mr. Passey’s background and qualifications lined up perfectly with the needs of a firm that is now publicly-owned.

“Steve is a fantastic addition to our roster of talented professionals,” Chief Executive Officer David C. Robinson commented. “His background with publicly-traded companies, IPOs, budget planning and cost control ensures we will maintain the highest standards as a public company. More importantly, Steve’s background will help us secure the additional investment we need to ensure our Svara™ automated, 3D ultrasound system is launched properly and is available to help doctors improve breast cancer detection and to ultimately save lives.”

TechniScan’s new CFO was most recently the Vice President, Chief Accounting Officer and Treasurer for Mrs. Fields’ Famous Brands (Mrs. Fields and TCBY brands) in Salt Lake City, UT. Prior to that, Mr. Passey was hired to spearhead all SEC filings for Extra Space Storage, another publicly-traded company based in Salt Lake. As Controller of REIT Properties for that $200M revenue company, he played a key role in helping launch 34 newly acquired properties. Previously, Mr. Passey also spent several years as a Senior Manager for public accounting firm Ernst & Young. Mr. Passey received his Bachelor of Science degree in accounting from the University of Utah, and is a certified public accountant.

Mr. Passey added, “I am excited to join TechniScan at this important point in the Company’s evolution. TechniScan’s automated, 3D ultrasound technology has the potential to be an important tool in the early and accurate detection of one of the leading killers among women. I look forward to contributing my experience and expertise to ensure a rapid launch of this technology and to help drive shareholder value.”

About TechniScan, Inc.

Based in Salt Lake City, Utah, TechniScan, Inc. is a medical device company engaged in the development and commercialization of a non-invasive imaging tool designed to provide physicians with automated ultrasound images of the human breast. The system, known as Svara™, uses a process called Warm Bath Ultrasound (WBU™) to provide physicians with automated, 3D, ultrasound images of the physical structures within the breast. TechniScan’s WBU™ imaging device (Svara™) is limited by US law to investigational use unless and until cleared by the FDA.

For more information, please visit www.techniscanmedical.com.

Forward Looking Statements

Certain statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “anticipate, “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “potential,” “intend,” and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of TechniScan, Inc. (the “Company”) to be materially different from those expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov, including the Company’s Current Report on Form 8-K filed on October 16th, 2009. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For More Information:
Press and Media Andy Cier, Dir. of Marketing and Communications TechniScan, Inc. (801) 521-0444 ext. 129 acier@techniscanmedical.com	Investor Relations Peter Seltzberg, Partner Hayden IR (646) 415-8972 peter@haydenir.com